Pricing Supplement dated December 14, 1998                        Rule 424(b)(2)
(To Prospectus dated October 21, 1998 and                     File No. 333-64665
Prospectus Supplement dated November 13, 1998)


                          PENTEGRA DENTAL GROUP, INC.

                    Convertible Subordinated Notes, Series
                    --------------------------------------

              FAMILY DENTAL CARE OF POCAHONTAS, HOLT & BALTZ, INC.



Principal Amount: $175,000                Interest Rate: 6% per annum
Issue Price:                              Maturity Date: November 1, 2003
   [X] 100% of Principal Amount           Original Issue Date: December 11, 1998
   [ ]    % of Principal Amount           Principal Payment Date(s): one-half on
                                          November 1, 2002 and one-half on
                                          November 1, 2003
Convertibility Commencement Date:         Initial Conversion Price: $7.00
   November 1, 1999
Convertibility Termination Date:
   November 1, 2003



Optional Redemption Prices if redeemed during the 12-month period beginning November 1 in the years indicated, expressed as a percentage of the principal amount:

                          Year       Redemption Price
                          ----       ----------------
                          1999.....       100%
                          2000.....       100%
                          2001.....       100%
                          2002.....       100%

                              End of Supplement